                         GREAT LAKES ACQUISITION CORP.

                             OFFER FOR ALL OUTSTANDING
                  13 1/8% SENIOR DISCOUNT DEBENTURES DUE 2009
                                IN EXCHANGE FOR
             13 1/8% SERIES B SENIOR DISCOUNT DEBENTURES DUE 2009,

TO OUR CLIENTS:

    Enclosed for your consideration is a Prospectus, dated            , 1998
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Great Lakes Acquisition Corp. (the "Company") to exchange its 13 1/8% Series B Senior Discount Debentures due 2009, which have been registered under the Securities Act of 1933, as amended (the "New Debentures"), for its outstanding 13 1/8% Senior Discount Debentures due 2009 (the "Old Debentures"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of May 22, 1998, by and among the Company and the initial purchasers referred to therein.

    This material is being forwarded to you as the beneficial owner of the Old Debentures held by us for your account but not registered in your name. A TENDER OF SUCH OLD DEBENTURES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Debentures on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on , 1998, unless extended by the Company. Any Old Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

    Your attention is directed to the following:

    1.  The Exchange Offer is for any and all Old Debentures.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

    3. Any transfer taxes incident to the transfer of Old Debentures from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4. The Exchange Offer expires at 5:00 P.M., New York City time, on , 1998, unless extended by the Company.

    If you wish to have us tender your Old Debentures, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD DEBENTURES.
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                           INSTRUCTIONS WITH RESPECT
                             TO THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Great Lakes Acquisition Corp. with respect to its Old Debentures.

    This will instruct you to tender the Old Debentures held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

    Please tender the Old Debentures held by you for my account as indicated below:

                                                                AGGREGATE PRINCIPAL AMOUNT OF OLD DEBENTURES
                                                           ------------------------------------------------------
13 1/8% Senior Discount Debentures due 2009..............

/ / Please do not tender any Old Debentures held by you for my account.

Dated:            , 1998

                                                                                Signature(s)

                                                                         Please print name(s) here

                                                                                Address(es)

                                                                       Area Code and Telephone Number

                                                                Tax Identification or Social Security No(s).

    None of the Old Debentures held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Debentures held by us for your account.